EXHIBIT 99.1

SPG Division of UbiNetics Holdings Limited

Non-Statutory Financial Statements

31 December 2004 and 2003

SPG Division of UbiNetics Holdings Limited

Contents

CONTENTS

INDEPENDENT AUDITORS’ REPORT

PROFIT AND LOSS ACCOUNTS

BALANCE SHEETS

CASH FLOW STATEMENTS

NOTES TO THE NON-STATUTORY FINANCIAL STATEMENTS

SPG Division of UbiNetics Holdings Limited

Independent Auditors’ Report

To the Directors of UbiNetics Holdings Limited:

We have audited the accompanying balance sheets of the SPG Division of UbiNetics Holdings Limited (“The Division”) as of 31 December 2004 and 2003, and the related profit and loss accounts and cash flow statements for the two years then ended. These financial statements are the responsibility of UbiNetics Holdings Limited’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Division’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the SPG Division of UbiNetics Holdings Limited as of 31 December 2004 and 2003, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United Kingdom.

The accompanying financial statements have been prepared assuming that the Division will continue as a going concern.  As discussed in Note 1 to the financial statements, fundamental uncertainties surrounding the availability of sufficient resources to fund the Division’s ongoing operations given the intended sale of the Division raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 22 to the financial statements, the Division has significant transactions and relationships with affiliated entities. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 24 to the financial statements.

/s/Deloitte & Touche LLP

Chartered Accountants
Cambridge, England
12 May 2005, except for note 25, as to which the date is 4 August 2005.

SPG Division of UbiNetics Holdings Limited

Profit and Loss accounts for the years ended 31 December 2004 and 2003

	Notes	2004	2003
		£’000	£’000

Turnover		19,139	10,794

Cost of Sales		(4,648)	(1,900)

Exceptional item – release from provision	14	4,932	—

Gross Profit		19,423	8,894

Research and Development		(6,488)	(9,750)

Sales and Marketing		(1,434)	(1,190)

General and Administration		(2,744)	(3,742)

Operating Profit/(Loss) on Ordinary Activities Before Taxation	5	8,757	(5,788)

Tax on Profit/(Loss) on Ordinary Activities	7	—	—

Retained Profit/(Loss) for the Financial Year		8,757	(5,788)

All amounts relate to continuing activities.  There were no acquisitions during the above two years.

All recognised gains and losses are included in the profit and loss accounts.

The notes form an integral part of these financial statements.

SPG Division of UbiNetics Holdings Limited

Balance Sheets as at 31 December 2004 and 2003

	Notes	2004	2003
		£’000	£’000
Fixed Assets
Intangible assets	8	843	1,538
Tangible assets	9	683	441
		1,526	1,979
Current Assets
Stocks	10	866	651
Debtors	11	2,919	2,303
Cash at bank and in hand		2,000	—
		5,785	2,954
Creditors: Amounts Falling Due Within One Year	12	(3,671)	(6,409)
Net Current Assets/(Liabilities)		2,114	(3,455)

Total Assets less Current Liabilities		3,640	(1,476)
Creditors: Amounts Falling Due After More Than One Year	13	(429)	(962)
Provisions for Liabilities and Charges	14	(221)	(4,691)
Net Assets/(Liabilities)		2,990	(7,129)

Capital and Reserves
Owner’s Net Investment	16	2,990	(7,129)
Total Invested Funds/(Deficit)		2,990	(7,129)

The notes form an integral part of these financial statements.

SPG Division of UbiNetics Holdings Limited

Cash Flow Statements for the years ended 31 December 2004 and 2003

	Notes	2004	2003
		£’000	£’000

Net Cash Inflow/(Outflow) from Operating Activities	19	1,313	(6,674)

Capital Expenditure and Financial Investment
Purchase of tangible fixed assets		(612)	(162)
Purchase of intangible fixed assets		(63)	(1,648)
Net Cash Inflow/(Outflow) Before Financing		638	(8,484)

Financing
Funding to Group		(638)	—
Received from Group		2,000	8,484

Increase in Cash	20	2,000	—

The notes form an integral part of these financial statements.

SPG Division of UbiNetics Holdings Limited

Notes to the financial statements for the years ended 31 December 2004 and 2003

1.                           Background and Basis of Preparation

Background

During 2004, the Board of Directors of UbiNetics Holding Limited (“the Group”) approved a management plan to actively dispose of the SPG Division (“the Division”) by sale. The Division designs, develops, manufactures and is a supplier of 3rd Generation wireless mobile technology test and measurement equipment.

The Group anticipates that prior to the signing of a definitive sale agreement with an expected acquirer, the Group would reorganised, through a series of internal transactions with UbiNetics Limited, a wholly-owned subsidiary of the Group. Non-Divisional net assets will be transferred out from UbiNetics Limited to the Group as part of this reorganisation, resulting in all of the Division’s net assets residing in the UK.  This would result in the transfer of the Division’s net assets from the Group to UbiNetics Limited with the exception of certain immaterial overseas assets and employees. Upon completion, the Group plans to dispose of Ubinetics Limited as a separate legal entity.

The sale and purchase agreement with a third party and the ongoing contractual arrangements between the Division and the Group have yet to be finalized. Therefore, the basis of the carve-out could change, if what is determined to be part of the business being sold is ultimately different from the treatment in the carve-out assumptions stated below.

Going Concern

Management of the Group have prepared the accounts on a going concern basis.  It is expected that the Division will no longer be part of the Group as it is imminently to be sold to a third party. As part of this transaction all but one of the present directors will resign and be replaced by new directors. As a result the ability of the Division to continue as a going concern beyond this date will be determined by the support, if necessary, of a new parent company and the day to day running of the business by the new management. Whilst Management have no reason to doubt the ongoing level of support from the new parent company they have not received any formal agreement that it will do so and accordingly there is uncertainty on this matter at the date of signing these financial statements.  The financial statements do not reflect any adjustments that may be necessary if this support is not provided by the new management.

Basis of Preparation

The financial statements of the Division have been derived from the consolidated financial statements and accounting records of the Group using the historical results of operations and historical basis of assets and liabilities of the Group’s subsidiaries. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Division’s results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Division been a stand-alone company during the period presented. Because a direct ownership relationship did not exist among all the various units comprising the Division, the Group’s net investment in the Division is shown in lieu of shareholders’ equity in the financial statements.

The financial statements include allocations of certain Group expenses, assets and liabilities, including the items described below.

Research and Development Expenses

Research and development expenses in the profit and loss accounts include an allocation from the Group to fund a portion of the costs of research and development conducted by the Group in the United Kingdom and India.  This allocation was based on the number of individuals conducting research and development who will likely be transferred upon sale of the Division and an average research cost per individual.  This allocation amounted to £4.2m in 2004 and £5.9m in 2003.  Research and development also includes specifically identifiable direct expenses and sub-contractor costs for Divisional project and depreciation on Divisional research and development assets.  Management believes that the costs of this research and development are a reasonable representation of the costs that would have been incurred if the Division had performed this research and development as a stand-alone company.

General and Administration Expenses

General and Administration (“G&A”) expenses have been allocated following a review of the Division’s use of each of the Group’s department’s resources. A divisional percentage was allocated to each G&A department based on the division’s estimated use of each department’s resources. The Division’s share of Group G&A expenses represents 39% of the Group’s 2004 total expense and 47% for 2003. These expenses include corporate management, information technology, facilities, finance, human resources, legal and corporate marketing expenses. Management believes that the costs of these G&A expenses charged to the Division are a reasonable representation of the costs that would have been incurred if the Division had performed these functions as a stand-alone company.

Pension Costs

During 2003 and 2004, the Division’s employees participated in the Group’s pension plans which consisted of the defined contribution UbiNetics Stakeholder Pension Plan, and, until 12 February 2004, the multi-employer PA Pension Scheme, which included both a defined benefit and a defined contribution element.  The PA Pension Scheme was operated by PA Holdings Ltd (formerly the parent company of the Group).  Under all three schemes, contributions were paid by both the Group and the Division’s employees.

For a short transitional period after a sale of the Division to a third party, the Division’s employees are expected to remain within the UbiNetics Stakeholder Pension Plan. No balances of prepayments or accruals recorded by the Group in connection with these plans on behalf of the Division has been included in the balance sheet, other than as shown in Note 6. The profit and loss accounts includes allocations of the costs of each of the plans based on the Division’s active employee population during the period.  These costs have been included as a component of research and development and general and administration expenses.

Income Taxes

The Division’s income taxes are calculated on a separate tax return basis. However, UbiNetics was managing its tax position for the benefit of the entire Group, and its tax strategies are not necessarily reflective of the tax strategies that the Division would have followed or will follow as a stand-alone company.

Cash

The Group uses a centralised approach to cash management and the financing of its operations.  Cash receipts and payments are made by the Group on behalf of the Division, and the net impact of this funding is recorded within the owner’s net investment account.  As a result, none of the Group’s cash or cash equivalents have been allocated to the Division in the financial statements, with the exception of £2.0 million of cash on 31 December 2004, which has been specifically identified as relating to the Division and will therefore be included in the net assets subject to sale in order to fund a purchaser’s future working capital needs.

VAT Receivable

VAT amounts reclaimable deriving from purchases identifiable as specifically for the Division’s course of business have been included within the financial statements. All other amounts reclaimable were considered to relate to the Group as a whole, and an appropriate balance has been included within the Division’s financial statements based on the Divisional headcount as a percentage of the total Group headcount. It is anticipated that the VAT asset related to the revenue and costs of the Division will be assigned in a sale agreement to  the Division and will be recoverable by the Division.

Creditors and accruals

The balance of creditors and accruals reflects the amount that is estimated to have been owed to the Group at the balance sheet dates by the Division to settle certain of the Division’s liabilities.  This balance includes amounts recorded in connection with both direct and indirect expenses incurred on behalf of the Division.  Direct expenses have been identified as having been specifically incurred for the benefit of the Division while indirect expenses incurred on behalf of the Group as a whole have been allocated based on Divisional headcount as a percentage of total Group headcount. Management believes that the balances of creditors and accruals reflect the balances that would have been recorded at the balance sheet dates had the Division been a stand-alone company.

2.                           Significant Accounting Policies

The financial statements have been prepared under the historical cost convention and are in accordance with applicable accounting standards.

Non-statutory Statements

The accompanying financial statements of the Division do not comprise “statutory accounts” within the meaning of Section 240 of the Companies Act 1985. The Group’s statutory accounts for the years ended 31 December 2004 and 2003 are prepared in accordance with United Kingdom accounting standards (“UK GAAP”) and will be delivered to the Registrar of Companies for England and Wales.

The following significant accounting policies have been applied:

a.         Turnover

Revenues on software product arrangements that do not require significant production, modification, or customization of software are recognized when all of the following criteria are met.

•           Persuasive evidence of an arrangement exists;

•           Delivery has occurred;

•           The vendor’s fee is fixed or determinable; and,

•           Collectibility is probable.

In certain situations, arrangements with customers include substantive customer acceptance provisions.  In such cases, revenues are generally deferred until the point of customer acceptance.

Where products are delivered and the Division has an obligation to provide future enhanced functionality or provide related services, revenue is deferred based on the fair values of the future deliverables and recognized at the time that the additional functionality is delivered or the services are provided.

Revenues on software product arrangements that do require significant production, modification or customization of software are accounted for on an input-based percentage-of-completion basis when the right to consideration is obtained through contractual performance, the Division has the ability to reliably estimate its costs to complete and the extent of its progress toward completion, and collectibility is considered probable.

Maintenance, support and training revenue is recognized in the period in which the relevant service is provided.

Amounts recoverable on long-term contracts, which are included in debtors, are stated at the net sales value of the work done less amounts received as progress payments on account.  Excess progress payments are included in creditors as payments on account.  Cumulative costs incurred net of amounts transferred to cost of sales, less provision for contingencies and anticipated future losses on contracts, are included as long-term contract balances in stock. The amount by which provisions or accruals for foreseeable losses exceed costs incurred, after transfers to cost of sales, is included within provisions for liabilities and charges or creditors, as appropriate.

b.         Intangible fixed assets

Core development licenses acquired are recorded at cost and amortised on a straight-line basis over the shorter of the term of the licence and their estimated life, to a maximum of five years.

c.          Tangible fixed assets

Tangible fixed assets are initially recorded at cost and subsequently depreciated to write off the cost less estimated residual values over their expected useful lives on a straight-line basis over the following periods:

Office furniture and fittings	5 years

Computer equipment	2-3 years

Technical equipment	3 years

d.         Stocks

Stocks are stated at the lower of cost and net realisable value.  Cost is based on the cost of purchase on a first in, first out basis.  Net realisable value is based on estimated selling price less additional costs to completion and disposal.

e.          Use of estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United Kingdom requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of the financial statements and revenue and expenses during the period reported. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are deemed necessary.  These estimates include an allocation of costs by the Group, assessing the collectibility of trade debtors, the probability of measurement of contingent losses, the realisation of deferred tax assets, and the useful lives for amortisation periods of tangible and intangible assets, among others. Actual results could differ from those estimates.

f.             Deferred taxation

Deferred tax is provided in full on timing differences that result in an obligation at the balance sheet dates to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallise based on current tax rates and law.  Timing differences arise from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in financial statements.  Deferred tax assets are recognised to the extent that it is regarded as more likely than not that they will be recovered.

g.         Research and development

Expenditure on all research and development is charged to the profit and loss account in the period in which it is incurred, with the exception of development licences which are capitalised as intangible fixed assets. Refer to Note 2(b).

h.         Leases

Costs in respect of operating leases are charged on a straight line basis over the lease term.

i.            Foreign currencies

Transactions denominated in a foreign currency are translated at the rate of exchange ruling at a month end rate for the relevant month. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet dates.

Foreign exchange differences are charged to the profit and loss account in the period in which they arise.

j.             Pension costs

The Division’s employees participated in the Group’s pension plans which consisted of the defined contribution UbiNetics Stakeholder Pension Plan, and, until 12 February 2004, the multi-employer PA Pension Scheme, which included both a defined benefit and a defined contribution element.  The PA Pension Scheme was operated by PA Holdings Limited.  Under all three schemes, contributions were paid by employees of the Group, including those of the Division. The Division has taken advantage of the transitional arrangements of FRS 17, “Retirement Benefits”, which permit the costs, accruals and prepayments recorded in the financial statements to be reported under the requirements of SSAP 24, “Accounting for Pension Costs”.

k.         Recently issued accounting standards not yet adopted

FRS No. 20, Share based payments, (“FRS 20”) issued in February 2004 recognises that there is an expense when another party is given the right to shares of a company.  The principle is that the accounting for a share-based payment transaction should reflect the “value” of goods or services received for employee share transactions.  The fair value should be measured as of the date of grant, being the date on which both parties have an understanding of the terms.  When the grant is for past performance, the charge is recognised immediately.  In all other cases it should be spread over the period from the grant date to the date when the other party has the right to the shares (the “vesting” period).  This accounting standard is applicable for accounting periods beginning on or after 1 January 2006 and will be adopted by the Company from 1 July 2006. The Company is currently evaluating the impact of FRS 20 on its profit and loss, balance sheet and cash flows.

Urgent Issues Task Force (“UITF”) Abstract No. 40, Revenue recognition and service contracts, (“UITF 40”) issued 10 March 2005 provides interpretations of Application Note G,  Revenue Recognition, as an Amendment to FRS 5, Reporting the Substance of Transactions, as it relates to revenue recognition for service contracts.  UITF 40 addresses when revenue may be recognised as activity progresses (defined as “accounted for as a long-term contract”) or on contract completion.  The guidance defines a long-term contract and requires that revenue be recognised for services to the extent that a company has obtained the right to consideration through its performance.  The abstract is required to be adopted in financial statements relating to accounting periods ending on or after 22 June 2005 but earlier adoption is encouraged.  The Company is currently evaluating the impact of UITF 40 on its profit and loss, balance sheet and cash flows.

3.                            Employees

Staff costs for all employees, including Directors, consist of:

	2004	2003
	£’000	£’000

Wages & salaries	5,208	6,582
Social security costs	569	688
Pension costs	146	332
	5,923	7,602

The average numbers of employees, including Directors, during the year were:

	Number	Number

Research and development	105	135
Sales and marketing	16	19
Administration	20	35
Manufacturing	1	—
	142	189

4.                           Directors’ Emoluments

In respect of the Directors of UbiNetics Holdings Limited, the following amounts have been allocated to the Division, based on the proportion of Directors’ activities relating to the Division:

	2004	2003
	£’000	£’000

Aggregate emoluments, excluding pension contributions	181	110

Pension contributions	9	3

5.                           Operating Profit/(Loss)

Operating profit/(loss) is stated after charging/(crediting):

	2004	2003
	£’000	£’000

Depreciation of tangible fixed assets:
• Owned	370	630
Amortisation of intangible fixed assets	570	613
Loss on disposal of intangible fixed assets	189	—
Auditors’ remuneration:
• Audit services	43	31
• Non-audit services	25	51
Hire of technical equipment	125	111
Other operating lease rentals	302	344
Research and development:- Expenditure written off	6,488	9,750
Foreign exchange gain	(157)	(217)

6.                           Pensions Arrangements and Obligations

The Division is part of the UbiNetics Group pension arrangements. The UbiNetics Group operates the following schemes in the UK:

UbiNetics Stakeholder Pension Plan

The assets of the plan are invested under individual stakeholder agreements between members and investment managers and are held independently from the Division’s finances. The contribution rate paid by employees varies from a minimum of 3% of contributory pay. The age-related scale for the Division’s contribution is 3% to 8% of pensionable salaries.

PA Pension Scheme

The assets of the scheme are held in separate trustee-administered funds or insurance-based schemes held independently from PA Holdings Ltd’s finances.

Defined Contribution Element

The contribution rate paid by employees varies from a minimum of 3% of contributory pay.

On 12 February 2004, all UbiNetics employees remaining in this scheme were required to leave due to PA Holdings Limited no longer being the ultimate parent company.

Pension Charges

The Division’s proportion of the Group’s pension charge for the years ended 31 December 2004 and 2003 comprised:

	2004	2003
	£’000	£’000

UbiNetics Stakeholder Scheme	126	226
PA Pension Scheme (Defined Contribution element)	4	65
PA Pension Scheme (Defined Benefit element)	3	14
Overseas Pension Charges	13	27
	146	332

As at 31 December 2004 the Division’s proportion of the Group’s accrual for employee and employer pension costs was £28,000 (2003: £154,000).

7.                  Tax on Profit/(Loss) on Ordinary Activities

a)          Analysis of tax charge in the year

	2004	2003
	£’000	£’000

Corporation tax	—	—

Effective tax rate (%)	—	—

b)                         Factors affecting tax charge for the year

The current tax charge is less than 30% for the reasons set out in the following reconciliation:

	2004	2003
	£’000	£’000

Profit/(Loss) on ordinary activities before tax	8,757	(5,788)

Profit/(loss) on ordinary activities multiplied by standard rate of corporation tax of 30%	2,627	(1,736)

Effects of:
Disallowed expenditure	75	36
Capital allowances in deficit of depreciation	30	168
Short-term timing differences	(29)	(44)
Enhancement available for qualifying research and development expenditure	(275)	(372)
Tax losses not utilised	—	1,948
Utilisation of tax losses brought forward	(2,428)	—
Tax on profit/(loss) on ordinary activities	—	—

c)                          Factors that may affect future tax charges

The Division takes advantage of the enhanced tax deductions for Research & Development expenditure and expects to continue to be able to do so. This will reduce future taxable profits.

The Division has an unprovided deferred tax asset relating to trading and capital losses (see note 15). This asset can be used against suitable future profits in the Division and will reduce the overall tax charge when utilized.

8.                           Intangible Fixed Assets

	2004 Licences	2003 Licences
	£’000	£’000
Cost
At 1 January	2,270	622
Additions	63	1,648
Disposals	(669)	—
At 31 December	1,664	2,270

Amortisation
At 1 January	(732)	(119)
Charge for the year	(570)	(613)
Disposals	481	—
At 31 December	(821)	(732)

Net Book Value at 31 December	843	1,538

A number of licenses, all relating to a terminated product line, were written off in full during 2004.

9.                           Tangible Fixed Assets

	Office furniture & fittings	Computer equipment	Technical equipment	Total
	£’000	£’000	£’000	£’000
Cost
At 1 January 2004	23	301	1,904	2,228
Additions	—	35	577	612
At 31 December 2004	23	336	2,481	2,840

Depreciation
At 1 January 2004	(19)	(248)	(1,520)	(1,787)
Charge for the year	(4)	(50)	(316)	(370)
At 31 December 2004	(23)	(298)	(1,836)	(2,157)
Net Book Value At 31 December 2004	—	38	645	683

	Office furniture & fittings	Computer equipment	Technical equipment	Total
	£’000	£’000	£’000	£’000
Cost
At 1 January 2003	23	263	1,780	2,066
Additions	—	38	124	162
At 31 December 2003
	23	301	1,904	2,228
Depreciation
At 1 January 2003	(13)	(141)	(1,003)	(1,157)
Charge for the year	(6)	(107)	(517)	(630)
At 31 December 2003	(19)	(248)	(1,520)	(1,787)
Net Book Value At 31 December 2003	4	53	384	441

The Division does not hold any fixed assets under finance leases.

10.                    Stocks

	2004	2003
	£’000	£’000

Raw materials	218	105
Finished goods	648	546
	866	651

There is no material difference between the replacement cost of stocks and the amounts stated above.

11.                     Debtors

	2004	2003
	£’000	£’000

Trade debtors (net of bad debt provision of nil and £127,000, respectively)	2,742	1,976
VAT recoverable	150	114
Other debtors	6	36
Prepayments	21	177
	2,919	2,303

12.                     Creditors:  Amounts Falling Due Within One Year

	2004	2003
	£’000	£’000

Trade creditors	702	1,369
Taxation and social security	18	204
Other creditors	576	807
Accruals	868	720
Deferred income	1,507	3,309
	3,671	6,409

13.                     Creditors: Amounts Falling Due After More Than One Year

	2004	2003
	£’000	£’000

Other creditors	429	962

Other creditors relate to liabilities due to a license holder under the terms of an existing license agreement. The liability will be settled in full in 2006.

14.                     Provisions for Liabilities and Charges

	2004	2003
	£’000	£’000

At 1 January	4,691	6,102
Charge for year	533	952
Utilised in the year	(71)	(680)
Released in the year	—	(1,683)
Exceptional release in the year	(4,932)	—
At 31 December	221	4,691

The Division makes provision for licence fee expenses in accordance with its expectation of future payments to holders of certain intellectual property rights.

Management’s basis for measuring its liabilities from inception to 2003 considered a percentage of the three preceding years’ relevant turnover, that percentage being set with reference to third party expert advice and to the Division’s current experience in negotiating such payments. Upon the re-measurement of the liabilities at each balance sheet date, the Company charged / released to the provision as necessary. The release for 2003 of £1.6 million was recorded against cost of sales in the profit and loss account.

In 2004, the Division undertook a review of the probable level of future licence fee payments to holders of certain intellectual property rights. As a consequence of new information becoming available during the year, the basis for measuring the Company’s liabilities were reassessed based on current experience in negotiating such payments and £4.9 million was released.  There was no other release in the period that would correspond to the re-measurement of the liability (compared to the £1.6 million recorded in 2003). The timing of the utilisation of the remaining balance of this provision is currently uncertain.

15.                     Deferred Taxation

Deferred tax provided during the year was as follows:

	2004	2003
	£’000	£’000

Accelerated capital allowances	123	159
Short-term timing differences	(15)	(56)
Revenue losses	(108)	(103)
Provision for deferred tax	—	—

At the end of 2004 there is an unprovided deferred tax asset of £136,000 (2003: £2,557,000) in respect of trading losses as there is insufficient evidence that the asset will be recovered. The asset can be utilised if the Division makes suitable future profits and will reduce the tax charge in those years.

16.                     Owner’s Net Investment

	2004	2003
	£’000	£’000

Owner’s Net Investment	2,990	(7,129)

Owner’s net investment represents the deemed contribution of shareholders’ equity from the carve-out of the Division from the Group.

17.                     Commitments under Operating Leases

Annual commitments under non-cancellable operating leases have been allocated to the Division as set out below:

	2004		2003
	Land & buildings	Technical equipment	Land & buildings	Technical equipment
	£’000	£’000	£’000	£’000
Operating leases which expire:
Within 1 year	191	—	8	165
In 2 – 5 years	48	16	220	19
	239	16	228	184

18.                     Contingent Liabilities

At 31 December 2004, the Division was party, together with the Group, to a guarantee in place in favour of H M Customs & Excise for £50,000, which would become exercisable in the event of the Group’s failure to satisfy its excise duty obligations.

At 31 December 2003, the Division was party, together with the Group, to a guarantee in place in favour of H M Customs & Excise for £25,000, which would become exercisable in the event of the Group’s failure to satisfy its excise duty obligations.

The Division is subject to claims and legal proceedings that arise in the ordinary course of its business operations. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be decided unfavourably to the Division. The Division does not believe that any of these matters will have a material adverse affect on its business, assets or operations.

19.                     Reconciliation of Operating Profit/(Loss) to Net Cash Inflow/(Outflow) from Operating Activities

	2004	2003
	£’000	£’000

Operating profit/(loss)	8,757	(5,788)
Depreciation charge	370	630
Amortisation charge	570	613
Loss on disposal of intangible fixed assets	188	—
Increase in stocks	(215)	(48)
(Increase)/decrease in debtors	(616)	1,493
Decrease in creditors	(7,741)	(3,574)
Net cash inflow/(outlflow) from operating activities	1,313	(6,674)

20.                     Analysis of Net Funds

2004

	1 January	Cash Flow	31 December
	£’000	£’000	£’000

Cash at bank and in hand	—	2,000	2,000

Analysis of Net Funds

2003

	1 January	Cash Flow	31 December
	£’000	£’000	£’000

Cash at bank and in hand	—	—	—

21.                     Reconciliation of Net Cash Flow to Movement in Net Funds

	2004	2003
	£’000	£’000

Increase in cash	2,000	—
Movement in net funds in the year	2,000	—
Net funds at 1 January	—	—
Net funds at 31 December	2,000	—

22.                    Related Party Transactions

During the year the Group entered into the following transactions with PA Consulting Services Limited and other companies within the PA Consulting Group.  PA Consulting Group was the parent company of the Group up to 12 February 2004, after which date its shareholding dropped below 50%.

Nature of transaction	2004	2003
	£’000	£’000
	Expenditure	Expenditure

Consultancy fees payable	(448)	(311)
Payroll and pension costs	(12)	(95)
Support services	(453)	(670)
Other costs incurred	(35)	(85)

At 31 December 2004, the Division owed £8,000 to the PA Consulting Group (2003: £707,000).

The Division currently operates a number of shared services with the Group, including research and development, rental of property, general office services, human resource and various other support and corporate activities.  It is anticipated that, as part of any sale of the Division, the Division will enter into arrangements with the Group governing the ongoing provision of certain services for a transitional period. The terms of such arrangements are yet to be finalised.

As part of the internal reorganisation as described in Note 1, the Division and the Group will be entering into various contractual arrangements dealing with the separation and the ongoing business relationships and operations between the Division and the Group as independent businesses. However, as such agreements have yet to be finalised, no effect has been made in these financial statements. to give effect to such arrangements.

Additionally, the Group will be making certain warranties to the expected acquirer of the Division.  The terms of such warranties remains uncertain.

23.            Ultimate Parent Company and Controlling Party

At 31 December 2004 and 2003 the Division’s parent company was UbiNetics Holdings Limited.

At 31 December 2004, the Directors of UbiNetics Holdings Limited are of the opinion that there is no single controlling party of the Division.

At 31 December 2003, the Directors were of the opinion that the controlling party of the Division was the Butten Trust.

24.            SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA

The Division’s financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom, (“UK GAAP”), which differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”). Differences which have an effect on the net income, shareholders’ equity and the financial position of the Division are set out below:

Effect on Net Income and of differences between UK and US GAAP

	Note	2004	2003
		£ ‘000	£ ‘000

Retained profit/(loss) for the financial year in accordance with UK GAAP		8,757	(5,788)

US GAAP adjustments:
Accrual for compensated absences	A	16	(11)
Deferral of revenue	B	(651)	—
Income tax impact of above		—	—

Net income in accordance with US GAAP		8,122	(5,799)

Cumulative effect on owner’s net investment of differences between UK and US GAAP

	Note	2004	2003
		£ ‘000	£ ‘000

Owner’s net investment in accordance with UK GAAP		2,990	(7,129)

US GAAP adjustments:
Accrual for compensated absences	A	(103)	(119)
Deferral of revenue	B	(651)	—

Owner’s net investment in accordance with US GAAP		2,236	(7,248)

A)           Accrual for compensated absences

Under UK GAAP, the Company has made no accrual for liabilities relating to employees’ future vacation pay.

Under US GAAP, the Company accounts for compensated absences under Statement of Financial Accounting Standards (“SFAS”) No. 43, Accounting for Compensated Absences.  Therefore, the Company has recorded a liability for compensated absences related to future vacation pay because an obligation to pay their employees for accumulated vacation pay exists at the balance sheet date as employees have already rendered their services to receive the right to the compensation. The Company allows employees to accumulate their unused vacation pay forward, and the payment is probable and can be reasonably estimated.

B)           Software revenue recognition

Under US GAAP, revenue generated from licensing software and providing software services is recognised in accordance with AICPA Statement of Position (“SOP”) 97-2, Software Revenue Recognition, SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions, and Securities and Exchange Commission Staff Accounting Bulleting (“SAB”) No. 101, Revenue Recognition in Financial Statements, updated by SAB 104, Update of Codification of Staff Accounting Bulletins, and other related pronouncements.  In accordance with these statements, revenue is recognised upon meeting each of the following criteria:

•                  Existence of persuasive evidence of an arrangement;

•                  Delivery of a product;

•                  Fee is fixed or determinable;

•                  Collection is deemed probable.

In instances when any of the four aforementioned criteria is not met, the recognition of revenue is deferred until the criterion is met, as required by SOP’s 97-2 and 98-9.

There is no specific UK accounting standard which deals with the issues of software revenue recognition.  Under UK GAAP, as adopted by the Group, license fees are recognised upon the delivery of software to a customer and upon final acceptance testing where applicable, providing the four criteria for revenue recognition set forth above have also been met.

The Division enters into multiple element arrangements which involve the provision of a licence(s), specified software upgrades, professional services and post contract customer support (“PCS”). Under US GAAP, when a contract includes multiple elements, vendor-specific objective evidence (“VSOE”) of fair value is used to allocate the total fee to the elements of the arrangement.  VSOE of fair value is based on the price generally charged when the element is sold separately or, if not yet sold separately, the price established by authorised management. Under UK GAAP, the Division has, in certain situations, deferred revenue for specified software upgrades, professional services and PCS based on estimates of fair value for which VSOE does not exist.  Consequently, this adjustment reverses revenues under UK GAAP and defers revenue on the entire arrangement to the earlier of the points at which VSOE of the undelivered elements exists or such elements are delivered.

Additional differences between UK and US GAAP

The Company has other GAAP difference between their UK and US GAAP accounting policies. However, due to the timing of recognition or measurement issues, there is no US GAAP adjustment to the UK GAAP operating and net income and shareholders’ equity in the current period.  A description of the difference is as follows:

•                  Share option accounting

Under UK GAAP, the undiscounted intrinsic value of share options, being any difference between the exercise price and the market value at the date of grant should be recognised as a charge in the profit and loss account.  However, the options granted in all periods had a market price which did not exceed the exercise price, and there was no intrinsic value to record in the period.

Under US GAAP, the Company has elected to account for its share options scheme under Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, an intrinsic value model.  Under APB 25, compensation cost is measured as the difference between the market price of the Company’s stock at the measurement date and the exercise price.  Under the intrinsic value method, the measurement date is the first date on which the employee knows the number of shares that such employee is entitled to receive and the exercise price.  The measurement date is often the grant date; however, it may be later than the grant date in plans with variable terms that depend on events that occur after the grant date.  Under the Company’s share option scheme, employees’ ability to exercise share options is contingent upon the occurrence of future “liquidity events” which include, among other things, a future sale of the business or an initial public offering of the Company’s shares.  Consequently, the measurement date for share options granted under the scheme would be the date of such liquidity event.  Under FASB Interpretation No. 38, Determining the Measurement Date for Stock Option, Purchase, and Award Plans Involving Junior Stock, an Interpretation of APB Opinion No. 25, no interim measurement of compensation cost would be recognized prior to the measurement since the likelihood of a future liquidity event occurring would not be considered to be determinable.

Cash flows

Set out below is a summary statement of cash flows under US GAAP:

	2004	2003
	£’000	£’000
Cash was (used in)/provided by:
Operating activities	1,313	(6,674)
Investing activities	(675)	(1,810)
Financing activities	1,362	8,484
Net increase in cash and cash equivalents	2,000	—
Cash and cash equivalents as of the beginning of the year	—	—
Cash and cash equivalents as of the end of the year	2,000	—

Operating activities:
Net cash inflow from operating activities	1,313	(6,674)
Interest received (paid)	—	—
Net cash provided by/(used in) operating activities (US GAAP)	1,313	(6,674)
Investing activities:
Net cash outflow from investing activities	(675)	(1,810)
Sale of current asset investments	—	—
Net cash used in investing activities (US GAAP)	(675)	(1,810)

Financing activities:
Funding to Group	(638)	—
Received from Group	2,000	8,484
Net cash provided by finance (US GAAP)	1,362	8,484

New accounting pronouncements not yet adopted

•                  On 24 November 2004, the FASB issued SFAS 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by SFAS 151 clarify that “abnormal” amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. SFAS 151 is the result of a broader effort by the FASB to improve the comparability of cross-border financial reporting by working with the International Accounting Standards Board (“IASB”) toward development of a single set of high-quality accounting standards. The FASB and the IASB noted that ARB 43, Chapter 4 and IAS 2, Inventories, are both based on the principle that the primary basis of accounting for inventory is cost. Both of those accounting standards also require that “abnormal” amounts of idle freight, handling costs, and wasted materials be recognized as period costs; however, the Boards noted that differences in the wording of the two standards could have led to the inconsistent application of those similar requirements. The FASB concluded that clarifying the existing requirements in ARB 43 by adopting language similar to that used in IAS 2 is consistent with its goals of improving financial reporting in the United States and promoting convergence of accounting standards internationally.  The guidance is effective for inventory costs incurred during fiscal years beginning after 15 June 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after 23 November 2004. The Company is currently evaluating the impact of SFAS 151 on its results of operations, financial position and cash flows.

•                  In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29, which amends APB 29, Accounting for Nonmonetary Transactions, to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after 15 June 2005. The Company is currently evaluating the impact of SFAS 153 on its results of operations, financial position and cash flows.

•                  In December 2004, the FASB issued SFAS 123 (revised 2004), Share-Based Payments or (“SFAS 123R”). This statement eliminates the option to apply the intrinsic value measurement provisions of Accounting Principals Board Opinion No. 25, Accounting for Stock Issued to Employees to stock compensation awards issued to employees. Rather, SFAS 123R requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. For public entities that do not file as small business issuers, SFAS 123R is effective for the first annual reporting period that begins after 15 June 2005.  The Company is currently evaluating the impact of SFAS 123R on its results of operations, financial position or cash flows.

25.                    SUBSEQUENT EVENTS

On 23 May 2005, the Group entered into a definitive agreement to dispose of 100% of its investment in Ubinetics Limited, its wholly-owned subsidiary, to Aeroflex Test Solutions Limited, a subsidiary of Aeroflex Incorporated.  Prior to the signing of the definitive sale agreement, the Group undertook an internal reorganisation whereby non-Divisional net assets were transferred from Ubinetics Limited to other entities within the Group.  As a result of this internal reorganisation, only the Division’s net assets resided in Ubinetics Limited by the time of its sale.

Subsequent to its sale, the Division has obtained agreements with its new parent to provide ongoing support and funding for the foreseeable future.